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                                                                      EXHIBIT 11


                       INDUSTRIAL DISTRIBUTION GROUP, INC.


                        COMPUTATION OF EARNINGS PER SHARE


        FOR THE THREE AND SIX MONTHS PERIODS ENDED JUNE 30, 2000 AND 1999


                      (In Thousands, Except Per Share Data)


                                   (Unaudited)




                                                      Three Months Ended         Six Months Ended
                                                          June 30,                   June 30,
                                                   ----------------------      --------------------
                                                     2000          1999          2000        1999
                                                   --------      --------      --------      ------
Net income                                         $    854      $    653      $  1,379      $1,173
                                                   ========      ========      ========      ======

   Weighted average common
    shares outstanding                                8,818         8,540         8,783       8,519


   Add - Dilutive effect of outstanding
    options (as determined by the
    application of the treasury stock method)            --            --            --          --
                                                   --------      --------      --------      ------


   Weighted average common and
    common equivalent
    shares outstanding                                8,818         8,540         8,783       8,519
                                                   ========      ========      ========      ======

Primary earnings per share:                        $    .10      $    .08      $    .16      $  .14
                                                   ========      ========      ========      ======

Diluted earnings per share:                        $    .10      $    .08      $    .16      $  .14
                                                   ========      ========      ========      ======


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